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                                                                    EXHIBIT 23.1




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-83729) pertaining to the Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and an Individual Stock Option Agreement of Extreme Networks, Inc. of our report dated July 18, 2000, except for note 9, as to which the date is August 24, 2000, with respect to the consolidated financial statements and schedule of Extreme Networks, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2000.


                                                           /s/ Ernst & Young LLP



Palo Alto, California
September 27, 2000